PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES 1 Presentation Subtitle Heartland Financial USA, Inc. 4th Quarter 2020 Financials

Safe Harbor 2 This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about Heartland’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements include information about possible or assumed future results of Heartland’s operations or performance. These forward-looking statements are generally identified by the use of the words ‘‘believe”, “expect’’, ‘‘intent”, “anticipate’’, ‘‘plan”, “estimate’’, ‘‘project”, ‘‘will”, ‘‘would”, ‘‘could”, ‘‘should’’, “may”, “view”, “opportunity”, “potential”, or similar expressions that are used in this release, and future oral and written statements of Heartland and its management. Although Heartland has made these statements based on management’s experience and best estimate of future events, the ability of Heartland to predict results or the actual effect of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed below and in the risk factors in Heartland's reports filed with the Securities and Exchange Commission (“SEC”), include, among others: • The impact of the COVID-19 pandemic on Heartland and U.S. and global financial markets; • Measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic; • The deterioration of the U.S. economy in general and in the local economies in which Heartland conducts its operations; increasing credit losses due to deterioration in the financial condition of its borrowers, based on declining oil prices and asset and collateral values, which may continue to increase the provision for credit losses and net charge-offs of Heartland; • Civil unrest in the communities that Heartland serves; • Levels of unemployment in the geographic areas in which Heartland operates; • Real estate market values in these geographic areas; • Future natural disasters and increases to flood insurance premiums; • The effects of past and any future terrorist threats and attacks, acts of war or threats thereof; • The level of prepayments on loans and mortgage-backed securities; • Legislative and regulatory changes affecting banking, tax, securities, insurance and monetary and financial matters; • Monetary and fiscal policies of the U.S. Government including policies of the U.S. Department of Treasury and the Federal Reserve Board; • The quality or composition of the loan and investment portfolios of Heartland; • Demand for loan products and financial services, deposit flows and competition in Heartland’s market areas; • Changes in accounting principles and guidelines; • The timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet; • The ability of Heartland to implement technological changes as planned and to develop and maintain secure and reliable electronic delivery systems; • Heartland’s ability to retain key executives and employees; and • The ability of Heartland to successfully consummate acquisitions and integrate acquired operations. The COVID-19 pandemic is adversely affecting Heartland and its customers, counterparties, employees and third-party service providers. The COVID-19 pandemic’s severity, its duration and the extent of its impact on Heartland’s business, financial condition, results of operations, liquidity and prospects remain uncertain. The deterioration in general business and economic conditions and turbulence in domestic and global financial markets caused by the COVID-19 pandemic have negatively affected Heartland’s net income, total equity and book value per common share, and continued economic deterioration could adversely affect the value of its assets and liabilities, reduce the availability of funding to Heartland, lead to a tightening of credit and increase stock price volatility. Some economists and investment banks believe that a recession or depression may result from the continued spread of COVID-19 and the economic consequences. These risks and uncertainties should be considered in evaluating forward-looking statements made by Heartland or on its behalf, and undue reliance should not be placed on these statements. There can be no assurance that other factors not currently anticipated by Heartland will not materially and adversely affect Heartland’s business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the recent outbreak of the COVID-19 pandemic and the impact of varying governmental responses that affect Heartland’s customers and the economies where they operate. Please take into account that forward-looking statements speak only as of the date they are made, and except as required by applicable law, Heartland does not undertake any obligation to publicly correct or update any forward-looking statement. Further information concerning Heartland and its business, including additional factors that could materially affect Heartland’s financial results, is included in Heartland’s filings with the SEC.

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES 3 Presentation Subtitle About Heartland Financial USA, Inc.

4 Source: S&P Global Market Intelligence As of December 31, 2020 / Peer Groups as of September 30, 2020 Heartland: 3 Year Growth in Assets and Total Shareholder Return 3 Year Asset Growth 12/31/2017 – 12/31/2020 Heartland 82.5% Proxy Peer 40.6% 3 Year Total Shareholder Returns 12/31/2017 – 12/31/2020 Heartland -21.0% HP Peer -3.5% 0% 20% 40% 60% 80% 100% 12/31/17 12/31/18 12/31/19 12/31/20 -45% -30% -15% 0% 15% 30% 45% 12/31/17 12/31/18 12/31/19 12/31/20

5 Heartland’s Stock Performance Source: S&P Global Market Intelligence -60% -40% -20% 0% 20% 40% 60% 12/31/17 12/31/18 12/31/19 12/31/20 HTLF S&P 500 SNL Mid Cap US Bank Index KBW Regional Bank Index Price Return (%) From 12/31/2017 – 12/31/2020

6 Company Overview – NASDAQ: HTLF Fiscal 4Q 2020 Financial Highlights • Headquartered in Dubuque, IA • Holding company established in 1981 • Total assets of $17.9 billion, as of December 31, 2020 • Company conducts community banking business through 11 independently chartered community banks • 142 full-service branches located across 12 states in the Midwest, Southwest and Western regions of the country Company Overview (1) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures Note: Financial and branch information as of the quarter ending December 31, 2020 Total Assets $17,908 Total Loans Held for Investment $10,023 Total Deposits $14,980 Loan / Deposit Ratio 66.91% Tangible Common Equity 1 $1,350 Total Common Equity $1,969 Total Common Equity / Total Assets 10.99% Tang. Common Equity / Tang. Assets 1 7.81% Tier 1 Leverage Ratio 9.02% CET1 Ratio 10.96% Tier 1 Capital Ratio 11.90% Total RBC Ratio 14.77% Net Interest Margin, fully tax-equivalent 1 3.55% Cost of Interest Bearing Deposits 0.22% Adj. Return on Avg. Assets 1 0.96% Adj. Return on Avg. Tangible Common Equity 1 13.33% Efficiency Ratio FTE 1 54.93% NPAs / Assets 0.53% NCOs / Avg. Loans 0.01% Asset Quality Profitability Capital Balance Sheet Dollars in millions

Corporate Structure



Rocky Mountain Bank
MINNESOTA
WISCONSIN
DUBUQUE BANK
ILLINOIS
Bank of Blue Valley
CITYWIDE BANKS
PREMIER VALLEY BANK
Arizona
NEW MEXICO

Heartland FINANCIAL USA, INC.

Subsidiary Banks by Region

HTLF West

Rocky Mountain Bank - MT
- Total Assets: $616,157
- Total Deposits: $538,012
- No. of Branch Offices: 9

Premier Valley Bank - CA
- Total Assets: $1,076,615
- Total Deposits: $836,984
- No. of Branch Offices: 8

Citywide Banks - CO
- Total Assets: $2,628,963
- Total Deposits: $2,181,511
- No. of Branch Offices: 23

HTLF Southwest

Arizona Bank & Trust - AZ
- Total Assets: $1,529,800
- Total Deposits: $1,357,158
- No. of Branch Offices: 10

New Mexico Bank & Trust - NM
- Total Assets: $2,032,637
- Total Deposits: $1,749,963
- No. of Branch Offices: 17

First Bank & Trust - TX
- Total Assets: $3,171,961
- Total Deposits: $2,622,716
- No. of Branch Offices: 32

HTLF Midwest

Minnesota Bank & Trust - MN
- Total Assets: $1,000,168
- Total Deposits: $789,555
- No. of Branch Offices: 2

Wisconsin Bank & Trust - WI
- Total Assets: $1,267,488
- Total Deposits: $1,057,369
- No. of Branch Offices: 13

Dubuque Bank & Trust - IA
- Total Assets: $1,853,078
- Total Deposits: $1,456,908
- No. of Branch Offices: 7

Illinois Bank & Trust - IL
- Total Assets: $1,525,503
- Total Deposits: $1,338,677
- No. of Branch Offices: 10

Bank of Blue Valley – KS/MO
- Total Assets: $1,376,080
- Total Deposits: $1,138,264
- No. of Branch Offices: 11

Regional Summary (Pro-Forma)	HTLF West	HTLF Southwest	HTLF Midwest
Total Assets:	$4,321,735	$6,734,398	$7,022,317
Total Deposits:	$3,556,507	$5,729,837	$5,780,773
No. of Branch Offices:	40	59	43
Projected 5yr Population Change [1]:	3.7%	6.2%	1.2%

(1) Source: S&P Global Market Intelligence
Note: Financial and branch information as of December 31, 2020

TOGETHER, WE ARE HEARTLAND.

7

8 (1) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures Note: Financial information as of December 31, 2020 unless otherwise specified …driving consistent earnings, impressive returns and significant value creation Heartland has a long history of growth, stability and geographic diversity… A Steadfast and Highly Disciplined Growth Strategy 0 Never an annual loss 2x History of doubling earnings and assets every 5 to 7 years 14.58% 3 year average annual ROATCE, non-GAAP 1 10.40% 3 year compound annual EPS growth rate 39 39 consecutive years of level or increased cash dividends to common shareholders $1.70B Market capitalization 6.50% Beneficial ownership by the Board and executive officers (as of 1/31/20) $17.9B Total assets 39 / 17 39 year old holding company; 17 years on NASDAQ 11 11 independent bank brands 22.20% 3 year compound annual asset growth rate

9 Heartland Asset and Earnings Growth $80.3 $85.7 $117.0 $149.1 $133.5 $0 $50 $100 $150 $200 2016 2017 2018 2019 2020 Net Income Available to Common Shareholders Deferred Tax Charge

10 Heartland Diluted EPS and Dividends $3.01 $0.50 $0.51 $0.59 $3.22 $2.65 $3.52 $4.14 $3.57 $0.40 $0.44 $0.54 $0.68 $0.80 2016 2017 2018 2019 2020 Deferred Tax Charge Special Dividend Diluted EPS Regular Dividends

• A Core Competency (9 transactions completed in last 5 years) – Dedicated corporate development and conversion/integration staff – Sophisticated internally developed financial model – Detailed conversion/integration playbook – Efficient regulatory application, SEC filing and close process – avg. 125 days post announcement – All new entities convert to our core systems platform – avg. 75 days post deal close • Focused on In-Footprint Transactions – Opportunities abound across entire footprint – deep active pipeline of opportunities, providing selectivity – Focus on expanding existing markets >= $1 Billion in assets • Deal Size “Sweet Spot” is Increasing Modestly – Targets of $1 to $3 Billion in Assets – Strong core deposits – Clean credit quality – Market overlap – Attractive risk attributes • Must Meet Conservatively Modeled Financial Benchmarks – Accretive to EPS immediately after conversion – Demonstrate an IRR > 15% – Conservative tangible book value per share dilution earn-back periods 11 M&A – Core Competency and Strategy

12 (1) Deposits, in million, assumed at closing Note: Deal value and assets in millions Transaction Date Announced Date Closed Date Converted Announced Deal Value PxTBV Organization Assets Johnson Financial Group, Inc. (4 Branches) 6/9/2020 12/04/2020 12/04/2020 N/A N/A $4161 AIM Bancshares, Inc. 2/11/2020 12/04/2020 Est. 1Q21 $280.4 2.02x $1,973 Rockford Bank and Trust Co. 8/13/2019 11/30/2019 2/7/2020 $59.2 1.35x $485 Blue Valley Ban Corp. 1/16/2019 5/10/2019 8/23/2019 $93.9 1.88x $728 FirstBank Lubbock Bancshares, Inc. 12/12/2017 5/18/2018 8/17/2018 $185.6 2.22x $930 Signature Bancshares, Inc. 11/13/2017 2/23/2018 4/20/2018 $53.4 1.82x $390 Citywide Banks of Colorado, Inc. 2/13/2017 7/7/2017 10/13/2017 $202.7 1.82x $1,377 Founders Bancorp 10/31/2016 2/28/2017 3/17/2017 $29.1 1.52x $198 CIC Bancshares, Inc. 10/23/2015 2/5/2016 6/10/2016 $83.5 1.47x $727 Heartland M&A Transaction Summary Last 5 years of Completed Transactions

Acquisition AIM Bancshares, Inc. – Lubbock, TX



- Announced February 11, 2020 – transaction closed December 4, 2020 – anticipated systems conversion 1Q 2021
- Assets, acquired at fair value, were $1.97 billion, loans $1.09 billion, and deposits $1.67 billion
- AimBank ("Aim") combined with FB&T creates HTLF's largest member bank with $3.2 billion in assets
- Transaction results in FB&T being the #5 largest bank headquartered in West Texas – ranking #3 deposit market share in Lubbock MSA
- Headquarters will remain in Lubbock, Texas
- 90% stock / 10% cash transaction valued at announcement approximately $280.4 million (1)
- ~10% accretive to EPS in first full year following conversion. IRR in excess of 20%. Tangible book value earn back ~3.6 years
- Barry Orr continues as Chairman and CEO and retained Scott Wade as Vice Chairman and President of the South Division of FirstBank & Trust

FirstBank & Trust TEXAS MEMBER FDIC

AimBank

(1) The price at announcement was based on HTLF closing stock price of $49.88 on February 10, 2020, the final transaction value of $264.5 million was based on a closing price of $41.89.

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TOGETHER, WE ARE HEARTLAND.

14 Purchase of Johnson Financial Group’s Arizona Branches On June 9, 2020, Arizona Bank & Trust entered into a purchase and assumption agreement to acquire certain assets and assume substantially all the deposits and other liabilities of Johnson Bank’s Arizona branches.  Transaction closed and systems converted on December 4, 2020  Loans, acquired at fair value, $151 million, and deposits $416 million  The four branches expand Arizona Bank & Trust’s team, customer base and geographic footprint and adds additional scale and efficiency  Johnson Bank branches combined with AB&T creates HTLF’s 5th largest member bank with $1.5 billion in assets

15 (1) Deposit information as of June 30, 2020 • Broad geographic footprint provides significant risk diversification benefits – Expands opportunities for new client acquisition – Credit exposure is not geographically concentrated – spread over 12 state footprint • Goal of achieving $1+ billion in total assets within each market meant to ensure critical mass of operating scale across the franchise – Top 10 deposit share in 26 of the 38 MSAs in which we operate1 – Top 5 deposit share in 12 of those MSAs1 • Cost of maintaining a decentralized operating structure is offset by the benefits of increased responsiveness to clients and local market conditions – Local leadership facilitates development and retention of new client deposit/loan relationships – Centralization of “back office” operations maximizes operating efficiency – Centralization of credit risk management functions support credit oversight functions – Improving efficiency ratio by leveraging centralized costs and growth Key Factors Driving Business Strategy

16 Customers & Community Employees & Operations • Loan Payment Deferrals and Modifications1 – $1.2 billion, or 13% of total loans – Approximately $939 million or 88% of COVID Loan modifications excluding Aim have returned to normal payment status – Existing deferrals - 75% are interest only modifications, and this excludes Aim modifications – Loan modifications are predominately granted for 90-day periods • Paycheck Protection Program – Approximately 4,900 loans originally approved – Approximately $1.2 billion originally funded, with an average size of $243K – Helped preserve over 112,000 jobs – As of 12/31/20 $977 million of PPP loans & $19 million of unamortized PPP fees remain outstanding – 100% of PPP loans were to existing customers • Waived Consumer and Small Business Charges – Deposit account maintenance fees and consumer loan late fees – ATM fees – Early redemption penalties on CDs • Donated $1.5 million to organizations responding to COVID-19 needs in the communities we serve • Enabled approximately two thirds of all employees to work from home and canceled all in-person events and have transitioned to virtual meetings • Expanded time off program and enhanced health care coverage for COVID-19 related testing and treatments • Implemented a 20 percent wage premium for certain customer-facing employees through August 2020, and pandemic pay for employees unable to work due to exposure or contraction of the virus • Closed bank lobbies and implemented drive-through only for in-person transactions • Established alternating weekly staffing schedule for in- branch employees to limit potential cross-infection • Engaged with our employees, providing information and resources through enriched communications and wellness programs (1) Loan Payment Deferrals and Modifications data as of December 31, 2020 Note: Consumer and small business waivers expired as of May 31, 2020 COVID-19 Response by Heartland

Industry segments most effected were determined considering the following: • Impact of Federal/State stay at home or shelter in place directives • Impact of State mandated business closures and restrictions • Significant increase in unemployment – reduction in consumer spending and ability to continue to pay rent • Implementation of corporate travel restrictions coupled with decline in leisure travel • Cancellation of events of all types and sizes • The total amount of PPP loans in the profiled categories is $172 million, which was excluded from above figures • Stable exposure when excluding Aim acquisition 17 (1) Outstanding exposure + undisbursed commitments, excluding PPP Loans. Note: Dollars in thousands Customer Segment Profiles Affected by COVID-19 Total Exposure 1 % of Gross Exposure 1 Total Exposure % of Gross Exposure Industry 12/31/2020 12/31/2020 9/30/2020 9/30/2020 Lodging $539,434 4.38% $495,187 4.52% Retail Trade $465,980 3.78% $405,118 3.70% Retail Properties $422,794 3.43% $363,457 3.32% Restaurants and Bars $266,053 2.16% $248,053 2.26% Oil & Gas $122,256 0.99% $52,766 0.48% Total HTLF $1,816,517 14.74% Total ex Aim $1,578,571 14.32% $1,564,581 14.28%

Comments: • Payment modifications are for 90 day periods with some local exceptions granted • Commercial modifications represent 90% of all modifications 18 (1) Balances of Loans Modified are as of December 31, 2020 (2) Total Loans used for base of calculation are as of December 31, 2020, Excluding PPP Loans Note: Dollars in thousands COVID Related Loan Modifications All HTLF Loan Category Total Loans (ex PPP) $ Total Deferrals $ % Still in Original Deferral % Returned to Contractual Pmts % Additional Deferrals Granted % Aim Deferrals $ Commercial $7,095,906 $1,086,244 15% $78,970 8% $841,914 88% $38,382 4% $126,978 Agriculture $714,526 $34,319 5% $4,174 13% $27,576 87% $0 0% $2,569 Residential $840,442 $75,337 9% $58 0% $60,974 98% $1,069 2% $13,236 Consumer $414,392 $9,384 2% $67 1% $8,412 99% $35 0% $870 Total $9,065,266 $1,205,284 13% $83,269 8% $938,876 88% $39,486 4% $143,653 All HTLF Significant Risk Commercial Segments Total Loans (ex PPP) $ Total Deferrals $ % Still in Original Deferral % Returned to Contractual Pmts % Additional Deferrals Granted % Aim Deferrals $ Lodging $515,515 $293,564 57% $28,629 12% $193,438 78% $24,946 10% $46,551 Retail Trade $339,360 $21,939 6% $3,411 16% $17,719 84% $0 0% $809 Retail Properties $401,549 $120,544 30% $0 0% $95,151 97% $2,841 3% $22,552 Restaurant & Bars $254,354 $103,417 41% $2,647 3% $93,460 94% $3,436 3% $3,874 All HTLF Excluding Aim Deferrals All HTLF Excluding Aim Deferrals

19 Comments: • Helped preserve over 112,000 jobs • Average Loan size = $243,000 • Excludes additional rounds of PPP Note: Data as of December 31, 2020 Current Participation Level In PPP Program Loan Bucket Number of Loans Percentage of Loans Total Loans Originated ($000) Fee Income ($000) $150K or less 3,336 67.6% $165,929 $8,296 Greater than $150K & less than $2M 1,516 30.7% $728,551 $25,369 $2M or more 84 1.7% $304,589 $3,046 Total - Initially Originated (ex Aim) 4,936 $1,199,069 $36,711 $977,055 $19,270Outstanding Balances as of 12/31/20 (inclusive of Aim)

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES 20 Presentation Subtitle Financial Summary

21 Total Assets ($B) Total Deposits ($B) 1 Loans Held to Maturity ($B) Loans / Deposits (%) (1) Includes deposits held for sale in 2018 of $0.106B Summary Balance Sheet Items 8.2 9.8 11.4 13.2 17.9 2016 2017 2018 2019 2020 5.4 6.4 7.4 8.4 10.0 2016 2017 2018 2019 2020 78.2 78.5 78.8 75.8 66.9 2016 2017 2018 2019 2020 6.8 8.1 9.4 1 11.0 15.0 2016 2017 2018 2019 2020

22 Return on Average Assets (%)1 Return on Average Tangible Common Equity (%)1 Net Interest Margin (%)1 Efficiency Ratio FTE (non-GAAP) (%)1 (1) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures Summary Profitability Items 0.98 0.83 1.09 1.24 0.90 1.12 1.02 1.32 1.39 0.93 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY ROAA Adj. ROAA 15.84 12.05 15.72 15.73 12.28 17.98 14.64 18.88 17.55 12.65 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY ROATCE Adj. ROATCE 3.95 4.04 4.26 4.00 3.65 4.13 4.22 4.32 4.04 3.69 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY NIM NIM FTE 65.61 64.05 62.59 62.50 56.65 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY

(1) On a fully tax equivalent basis; See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures Note: Assets of divested consumer finance company sold in early Q1 2019 23 Net Interest Margin (non-GAAP) Breakdown 1 QuarterlyAnnual 3.78% 3.87% 3.97% 3.86% 3.57% 0.15% 0.18% 0.22% 0.18% 0.12% 0.20% 0.17% 0.13% 3.73% 3.75% 3.69% 3.45% 3.45% 0.17% 0.09% 0.16% 0.10% 0.10% 4.13% 4.22% 4.32% 4.04% 3.69% 3.90% 3.84% 3.85% 3.55% 3.55% 3.00% 3.25% 3.50% 3.75% 4.00% 4.25% 4.50% 2016 2017 2018 2019 2020 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Core Business Purchase Accounting Citizens

24 Noninterest income exclusive of security gains Non Interest Income Breakdown Other Non-Interest Income includes: Loan Service Fees, Gain on Sale of Loans, BOLI, and Other Misc. As of December 31, 2020 Net Interest Income before provision 80% Non Interest Income 20% Retail Services Revenue 32% Commercial Services Revenue 27% Other Non- Interest Income 41%

25 Commercial Services Revenues Trends QuarterlyAnnual Note: Dollars in millions $9.2 $10.1 $11.1 $12.4 $13.5 $3.9 $6.3 $9.5 $12.8 $13.2 $3.8 $3.9 $4.6 $5.2 $5.7 $3.3 $3.4 $3.3 $3.4 $3.5 $3.5 $3.4 $2.8 $3.4 $3.6 $1.4 $1.3 $1.4 $1.5 $1.6 $16.8 $20.3 $25.2 $30.4 $32.4 $8.2 $8.0 $7.5 $8.2 $8.7 0.0 2.0 4.0 6.0 8.0 10.0 0.0 10.0 20.0 30.0 40.0 2016 2017 2018 2019 2020 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 CML Service Charges CML Card Solutions Retirement Plan Services

26 QuarterlyAnnual Consumer Services Revenues Trends Note: Dollars in millions $9.9 $12.0 $15.4 $16.2 $14.1 $8.6 $10.8 $12.7 $10.8 $6.6 $14.9 $16.0 $18.3 $17.9 $17.9 $4.0 $3.7 $3.4 $3.3 $3.7 $1.6 $1.6 $1.5 $1.7 $1.9 $4.8 $4.5 $4.2 $4.5 $4.7 $33.5 $38.8 $46.4 $44.9 $38.6 $10.3 $9.7 $9.1 $9.5 $10.3 0.0 3.0 6.0 9.0 12.0 15.0 0.0 10.0 20.0 30.0 40.0 50.0 2016 2017 2018 2019 2020 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 Consumer Service Charges Debit Interchange Private Client - Includes: Wealth Management, Brokerage, & Insurance Fees

Improving Efficiency Through Leveraging Core Costs 27 Operating Efficiency Note: Excludes loss on sale of assets, net As of December 31, 2020 2.90% 2.72% 2.66% 2.43% 1.97% 0.60% 0.61% 0.62% 0.61% 0.53% 0.07% 0.07% 0.09% 0.10% 0.07% 0.04% 0.09% 0.11% 0.12% 0.03% 3.62% 3.48% 3.48% 3.26% 2.60% $8.2 $14.8 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 2016 2017 2018 2019 2020 A vg A s s e ts in B illio n s E xp e n s e a s % o f A vg A s s e ts Core Expenses Professional Services & Software Costs CDI Amortization Other Non-Core Expense (M&A, Tax Credits, Restructuring) Average Assets

28 TCE/TA (%) 1 Tier 1 Leverage Ratio (%) CET1 and Tier 1 Capital Ratio (%) Total Risk Based Capital Ratio (%) (1) See Appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP financial measures Note: Lines depict well capitalized bank levels Consolidated Capital Ratios 7.28 7.53 8.08 8.52 7.81 2016 2017 2018 2019 2020 9.28 9.20 9.73 10.10 9.02 2016 2017 2018 2019 2020 14.01 13.45 13.72 13.75 14.77 2016 2017 2018 2019 2020 10.09 10.07 10.66 10.88 10.96 11.93 11.70 12.16 12.31 11.90 2016 2017 2018 2019 2020 Common Equity Tier 1 Ratio Tier 1 Capital Ratio Tier 1 CET1 10.0 5.0 8.0 6.5

178% 185% 179% 188% 166% 63% 65% 71% 76% 51% 282% 272% 0% 50% 100% 150% 200% 250% 300% 350% 2016 2017 2018 2019 2020 Total Commercial RE/Total RBC (Investor Comm RE + Const & Land)/Total RBC (Const & Land)/Total RBC 29 Note: As of December 31, 2020 Well Managed Commercial RE and Acquisition, Development & Construction (“ADC”) Exposure Commercial RE and ADC Concentration Ratios

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES 30 Presentation Subtitle Loan Portfolio and Asset Quality

31 Total Loans - $10.02 Billion Yield on Loans: 4.71%1 Loan Composition by Product Type C&I Loan Composition (1) Based on average loans QTD as of December 31, 2020 and includes loans available for sale and nonaccrual loans; includes purchase accounting accretion of 0.10% Note: Financial information as of December 31, 2020 Commercial RE Loan Composition Diversified Loan Portfolio C&I 25% Commercial RE Owner Occupied 18% Other Commercial RE 19% Residential Mortgages 8% Agricultural Loans 7% Consumer Loans 4% Construction 9% PPP 10% Manufacturing 12% Real Estate Rental 12% Educational Services 11% Health Care 8% Wholesale Trade 8% Construction Trade 8% Finance 5% Retail Trade 5% Warehousing 4%All Other 27% Industrial / Manufacturing 18% Office 17% Retail 17% Health Services 11% Hotel / Hospitality 10% Warehousing 8% Multi-family 7% Food and Beverage 5% Educational 2% Other RE Investments 5%

• Pre-Covid Statistics1: • Analyzed population represented 97.3% of total portfolio • $174 million of analyzed population was under development with 55% drawn • 76% of exposure represented flagged properties • Disciplined underwriting • Weighted Average DSCR of 1.64 • Weighted Average LTV of 70% • Exposure well dispersed across 11 state footprint • Out of the total $293.6 million of deferrals, the current status as of 12/31/20 is: • Excluding Aim • 12% in original deferral • 78% returned to contractual payments • 10% additional deferral granted • Excluded Aim loans are $46.6 million (1) Analyzed population included loans with greater than $1 million in exposure (excluded Aim) Note: Dollars in thousands, Excluding PPP Loans Portfolio Highlights Geographic Portfolio Distribution Lodging Portfolio Detail, 12/31/20 32 Lodging Portfolio Overview Outstanding Loans $515,515 Unfunded Commitments $23,919 Total Lodging Portfolio $539,434 Average Exposure per Loan $1,969 % of HTLF Exposure 4.38% CO 18% TX 18% WI 12% IA 12% NM 10% CA 9% KS/MO 8% IL 7% AZ 3% MT 2% MN 1%

Portfolio Highlights Geographic Portfolio Distribution Retail Trade Portfolio Detail, 12/31/20 33 Retail Trade Portfolio Overview IA 19% CO 17% NM 12% TX 11% KS/MO 10% AZ 7% IL 6% MT 5% CA 5% WI 5% MN 3% Outstanding Loans $339,360 Unfunded Commitments $126,620 Total Retail Trade Portfolio $465,980 Average Exposure per Loan $419 % of HTLF Exposure 3.78% • Pre-Covid Statistics1 : • Analyzed population represented 69.4% of total portfolio • Disciplined underwriting • Weighted average DSCR of 8.98 • Exposure well dispersed across 11 state footprint • Average loan amount of $419 thousand • Out of the total $21.9 million of deferrals, the current status as of 12/31/20 is: • Excluding Aim • 16% in original deferral • 84% returned to contractual payments • 0% additional deferral granted • Excluded Aim loans are $0.8 million (1) Analyzed population included loans with greater than $1 million in exposure (excluded Aim) Note: Dollars in thousands, Excluding PPP Loans

Portfolio Highlights Geographic Portfolio Distribution Real Estate Portfolio Detail, 12/31/20 • Pre-Covid Statistics1 : • Analyzed population represented 79.9% of total portfolio • Disciplined underwriting • Weighted average DSCR of 1.89 • Weighted average LTV of 59% • Exposure well dispersed across 11 state footprint • Average loan amount of $981 thousand • Out of the total $120.5 million of deferrals, the current status as of 12/31/20 is: • Excluding Aim • 0% in original deferral • 97% returned to contractual payments • 3% additional deferral granted • Excluded Aim loans are $22.6 million 34 Retail Real Estate Portfolio Overview Outstanding Loans $401,549 Unfunded Commitments $21,245 Total Retail Real Estate Portfolio $422,794 Average Exposure per Loan $981 % of HTLF Exposure 3.43% TX 20% NM 17% CO 12% IL 11% CA 11% MN 10% AZ 7% KS/MO 6% MT 3% IA 2% WI 1% (1) Analyzed population included loans with greater than $1 million in exposure (excluded Aim) Note: Dollars in thousands, Excluding PPP Loans

Portfolio Highlights Geographic Portfolio Distribution Restaurants & Bars Portfolio Detail, 12/31/20 • Pre-Covid Statistics1 : • Analyzed population represented 77.6% of total portfolio • Disciplined underwriting • Weighted average DSCR of 2.46 • Exposure well dispersed across 11 state footprint • Granular population - average loan amount of $360 thousand • Out of the total $103.4 million of deferrals, the current status as of 12/31/20 is: • Excluding Aim • 3% in original deferral • 94% returned to contractual payments • 3% additional deferral granted • Excluded Aim loans are $3.9 million 35 Restaurants & Bars Portfolio Overview Outstanding Loans $254,354 Unfunded Commitments $11,698 Total Restaurants & Bars Portfolio $266,053 Average Exposure per Loan $360 % of HTLF Exposure 2.16% TX 24% CO 16% NM 15% CA 10% IL 8% WI 8% MN 5% AZ 5% IA 4% KS/MO 4% MT 1% (1) Analyzed population included loans with greater than $1 million in exposure (excluded Aim) Note: Dollars in thousands, Excluding PPP Loans

Portfolio HighlightsAgriculture Portfolio Detail • Ag portfolio represents 7% of total loans • 79% of Ag loans have a Pass rating • Crop insurance is required on credit exposures greater than $500,000 • Ag exposure increase due to recent acquisition Geographic Distribution Agriculture Loans Outstanding ($000) 36 Agriculture Portfolio Overview Corn and Soybeans 27% Beef Production 31% Dairy Cattle and Milk Production 20% Hog and Pig Farming 3% Cotton Farming 7% Other 5% Wheat Farming 7% WI 29% TX 23% IA 21% MT 12% NM 6% KS/MO 4% Other HTLF Markets 5% $450,000 $550,000 $650,000 $750,000 4Q19 1Q20 2Q20 3Q20 4Q20 Increase due to recent acquisition Note: As of December 31, 2020

Portfolio HighlightsConstruction Portfolio Detail • Construction portfolio represents 9% of total loans • Well distributed over geographic footprint • 96% of Construction loans have a Pass rating • Diversified by property type Geographic Distribution Construction Loans Outstanding ($000) 37 Construction Portfolio Overview $700,000 $900,000 $1,100,000 $1,300,000 4Q19 1Q20 2Q20 3Q20 4Q20 Multi-Family 18% Land Only 16% 1-4 Family 14% Hotel 14% Land Development 13% Mini- Warehousing 7% Industrial 6% Healthcare 3% Retail 3% Office 3% All Other 3% CO 23% NM 12% TX 11% AZ 10% KS/MO 9% IA 9% IL 8% CA 6% WI 5% MN 4% MT 3% Note: As of December 31, 2020

38 Note: Dollars in thousands, as of December 31, 2020 Allowance for Credit Related Losses Allowance for Unfunded CommitmentsAllowance for Credit Losses

Non-Performing Assets Non-Performing Loans 39 Net Charge-offs Allowance for Credit Losses Note: CECL adopted January 1, 2020 Note: Non-performing loans defined as nonaccrual loans + loans 90 days past due; non-performing assets defined as nonperforming loans + other real estate owned + other repossessed assets Summary Asset Quality 74,792 74,599 79,281 87,578 94,970 0.91 0.76 0.69 0.66 0.53 0.00 1.00 2.00 3.00 0 30,000 60,000 90,000 120,000 2016 2017 2018 2019 2020 NPAs ($000) NPAs / Assets (%) 64,385 63,411 72,669 80,653 88,106 1.20 0.99 0.98 0.96 0.88 0.00 1.00 2.00 3.00 4.00 0 25,000 50,000 75,000 100,000 2016 2017 2018 2019 2020 NPLs ($000) NPLs / Gross Loans (%) 54,324 55,686 61,963 70,395 131,606 1.02 0.87 0.84 0.84 1.31 0.00 1.00 2.00 3.00 4.00 5.00 0 25,000 50,000 75,000 100,000 125,000 150,000 2016 2017 2018 2019 2020 ACL ($000) ACL / Gross Loans (%) 6,055 14,201 17,736 8,225 28,918 0.11 0.24 0.25 0.11 0.32 0.00 1.00 2.00 3.00 0 5,000 10,000 15,000 20,000 25,000 30,000 2016 2017 2018 2019 2020 NCOs ($000) NCOs / Avg Loans (%)

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES 40 Presentation Subtitle Investments, Liquidity, Funding and Capital

High Performing Securities Portfolio

Portfolio Detail as of December 31, 2020 ($000)

Sector	Amortized Cost Basis	Unrealized G/L	Allowance for Credit Loss
US Treasury	$ 1,995	$ 31	$ -
US Agency	167,048	(269)	-
Municipal	1,651,521	72,596	(51)
MBS - Agency	1,351,964	3,306	-
MBS - Non-Agency	1,428,068	21,048	-
CMBS - Agency	171,451	2,702	-
CMBS - Non-Agency	253,421	(654)	-
ABS	1,064,255	5,011	-
Corporate Bonds	3,763	(21)	-
Equities with a readily determinable value	19,629	-	-
Other securities	75,253	-	-
Total	**$ 6,188,368**	**$ 103,750**	**$ (51)**



MBS - Non-Agency 23.1%
CMBS - Agency 2.8%
CMBS - Non-Agency 4.1%
ABS 17.2%
Corporate Bonds 0.1%
Equities 0.3%
Other securities 1.2%
US Treasury 0.0%
US Agency 2.7%
Municipal 26.7%
MBS - Agency 21.8%

Investment Portfolio	4Q 2019	1Q 2020	2Q 2020	3Q 2020	4Q 2020
Average Book Value ($in millions)	$3,305	$3,421	$3,809	$4,555	$5,502
Book Yield	3.03%	2.88%	2.91%	2.54%	2.38%
Mod. Duration	6.17	5.84	5.69	5.64	5.52

- 96.2% of Municipal holdings are rated A or better
- 63.5% of Non-Agency MBS are rated AAA balance
- ABS portfolio consists of the following
  - 80.7% of Government/FFELP Student Loan Securities
  - 10.7% of SBA Loans
- 85% of the non-agency CMBS are short, senior, “Bridge to HUD” securities that carry 20-30% credit enhancement, 70-90% LTVs, floating rate coupons, and very short (1-2 year) lives

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Conservative Liquidity Profile

Holding Company Detail

Type	Amount Outstanding ($000)	Available ($000)
Cash & Due from Banks		$84,728
Revolving Credit Line w ith Unaffiliated Bank	$0	$45,000
Non-Revolvoing Credit Line w ith Unaffiliated Bank	$44,417	$6,500
Subordinated Debt	$74,580	$0
Trust Preferred	$146,397	$0
Preferred Stock	$110,705	$0
Total	**$376,098**	**$136,228**

Additional Sources of Bank Funding

Type	Amount Outstanding ($000)	Available ($000)
FHLB Advances	$1,018	$1,562,737
Federal Funds Purchased	$2,100	$464,500
Securities Sold Under Agreement to Repurchase	$118,293	$0
Federal Reserve Discount Window	$35,000	$1,292,113
PPP Loan Program	$188,873	$788,182
Other Short-term Borrow ings	$12,479	$0
Total	**$357,762**	**$4,107,532**

Liquidity Metrics

	FY 2017	FY 2018	FY 2019	FY2020
Loans / Deposits	78.45%	78.84%	75.77%	66.91%
Investments / Assets	25.41%	23.80%	26.01%	35.13%
Total Borrow ings / Assets	6.21%	4.40%	3.47%	3.49%

- *Monthly cash flow from Investments for 4Q20: $65 million*

Capital Instruments

Outstanding Debt	Amount Outsanding ($000)	Maturity Date	Current Rate (%)
Subsidiary Trust Preferred Securities[1]	$146,397		3.40%
Subordinated Notes	$74,580	December 30, 2024	5.75%
Subtotal of debt	**$220,977**		**4.19%**
Preferred Stock	$110,705		7.00%

(1) Refers to weighted average rate of trust preferred securities
Note: All subsidiary trust preferred debt callable; currently outstanding subordinated notes mature December 30, 2024;
Note: As of December 31, 2020

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Deposit Composition Cost of Interest Bearing Deposits (%) Brokered Deposits ($000) 1 (1) Excludes reciprocal deposits Note: Financial data as of December 31, 2020; dollars in thousands 43 Deposit Mix Non Interest Bearing 38.0% Interest Bearing Checking 26.0% Savings 10.4% Money Market 17.1% Time < $100K 4.1% Time > $100K 4.4% 57,168 75,620 25,055 12,089 0 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 2016 2017 2018 2019 2020 0.34 0.37 0.61 0.96 0.39 0.23 0.24 0.39 0.64 0.25 0.00 0.20 0.40 0.60 0.80 1.00 1.20 2016 2017 2018 2019 2020 Cost of Interest Bearing Deposits Cost of Total Deposits 12/31/2020 Portfolio % Non Interest Bearing $5,688,810 38.0% Interest Bearing Checking $3,902,200 26.0% Savings $1,561,093 10.4% Money Market $2,556,411 17.1% Time < $100K $610,688 4.1% Time > $100K $660,703 4.4% Total Deposits $14,979,905 100.0%

Diversification across geographies reduces risk and enhances growth potential Consistent earnings profile, leveraging infrastructure to drive efficiency Disciplined and proven acquirer Low cost core deposit base, significant capacity to continue to fuel organic growth Strong net interest margin Solid credit metrics over many decades and through many credit cycles Conservative liquidity risk profile, conservative loan/deposit ratio Healthy capital levels, highly conservative approach to bank level capitalization 44 Investment Summary

PRESENTATION CAN BE UP TO THREE LINES CAN BE UP TO THREE LINES 45 Presentation Subtitle Appendix

Analyst Ratings

January 2020

Coverage	Rating	Price Target
D.A. DAVIDSON Jeff Rulis	**Buy**	$49.00
PIPER SANDLER CO Andrew Liesch	**Overweight**	$52.00
KEEFE, BRUYETTE & WOODS Damon DelMonte	Market Perform	$41.00
RAYMOND JAMES David Long	Market Perform	Not Established
STEPHENS Terry McEvoy	Equal Weight	$42.00

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47 Contact Information

Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.. Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this press release. Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.. Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength. Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. Annualized adjusted return on average assets is net income available to common stockholders plus acquisition, integration and restructuring costs, net of tax, divided by average assets. Management believes this measure is useful to compare the return on average assets excluding the variability of acquisition, integration and restructuring costs. Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax- effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.. Adjusted net income, adjusted return on average tangible common equity and adjusted diluted earnings per share exclude tax-effected provision for credit losses and acquisition, integration and restructuring costs. Management believes the presentation of these non-GAAP measures are useful to compare net income, return on average tangible common equity and earnings per share results excluding the variability of credit loss provisions and acquisition, integration and restructuring costs. 48 Non-GAAP Financial Measures

	Full Yr 2020	Full Yr 2019	Full Yr 2018	Full Yr 2017	Full Yr 2016
Reconciliation of Tangible Book Value Per Common Share (non-GAAP)					
Common equity (GAAP)	$ 1,968,526	$ 1,578,137	$ 1,325,175	$ 990,519	$ 739,559
Less goodwill	576,005	446,345	391,668	236,615	127,699
Less core deposit and customer relationship intangibles, net	42,383	48,688	47,479	35,203	22,775
Tangible common equity (non-GAAP)	**$ 1,350,138**	**$ 1,083,104**	**$ 886,028**	**$ 718,701**	**$ 589,085**
Common shares outstanding, net of treasury stock	42,093,862	36,704,278	34,477,499	29,953,356	26,119,929
Common equity (book value) per share (GAAP)	$ 46.77	$ 43.00	$ 38.44	$ 33.07	$ 28.31
Tangible book value per common share (non-GAAP)	$ 32.07	$ 29.51	$ 25.70	$ 23.99	$ 22.55
Reconciliation of Tangible Common Equity Ratio (non-GAAP)					
Total assets (GAAP)	$ 17,908,339	$ 13,209,597	$ 11,408,006	$ 9,810,739	$ 8,247,079
Less goodwill	576,005	446,345	391,668	236,615	127,699
Less core deposit and customer relationship intangibles, net	42,383	48,688	47,479	35,203	22,775
Total tangible assets (non-GAAP)	**$ 17,289,951**	**$ 12,714,564**	**$ 10,968,859**	**$ 9,538,921**	**$ 8,096,605**
Tangible common equity ratio (non-GAAP)	7.81%	8.52%	8.08%	7.53%	7.28%
Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)					
Net Interest Income (GAAP)	$ 491,729	$ 433,729	$ 413,954	$ 330,308	$ 294,666
Plus tax-equivalent adjustment(1)	5,466	4,929	6,228	15,139	12,919
Net interest income, fully tax-equivalent (non-GAAP)	**$ 497,195**	**$ 438,658**	**$ 420,182**	**$ 345,447**	**$ 307,585**
Average earning assets	$ 13,481,613	$ 10,845,940	$ 9,718,106	$ 8,181,914	$ 7,455,217
Annualized net interest margin (GAAP)	3.65%	4.00%	4.26%	4.04%	3.95%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.69%	4.04%	4.32%	4.22%	4.13%
Purchase accounting discount amortization on loans included in annualized net interest margin	0.12%	0.18%	0.22%	0.18%	0.15%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

49

Non-GAAP Reconciliations (cont.)

	Full Yr 2020	Full Yr 2019	Full Yr 2018	Full Yr 2017	Full Yr 2016
Reconciliation of Efficiency Ratio (non-GAAP)					
Net Interest Income (GAAP)	$ 491,729	$ 433,729	$ 413,954	$ 330,308	$ 294,666
Plus tax-equivalent adjustment(1)	5,466	4,929	6,228	15,139	12,919
Net interest income, fully tax-equivalent (non-GAAP)	497,195	438,658	420,182	345,447	307,585
Noninterest income	120,291	116,208	109,160	102,022	113,601
Securities gains, net	(7,793)	(7,659)	(1,085)	(6,973)	(11,340)
Unrealized (gain)/loss on equity securities, net	(640)	(525)	(212)	-	-
Gain on extinguishment of debt	-	(375)	-	(1,280)	-
Valuation adjustment on servicing rights	1,778	911	46	(21)	33
Adjusted revenue (non-GAAP)	**$ 610,831**	**$ 547,218**	**$ 528,091**	**$ 439,195**	**$ 409,879**
Total noninterest expenses (GAAP)	$ 370,963	$ 349,161	$ 353,888	$ 297,675	$ 279,668
Less:					
Core deposit and customer relationship intangibles amortization	10,670	11,972	9,355	6,077	5,630
Partnership investment in tax credit projects	3,801	8,030	4,233	1,860	1,051
(Gain)/loss on sales/valuation of assets, net	5,101	(19,422)	2,208	2,475	1,478
Acquisition, integration and restructuring costs	5,381	6,580	7,564	5,975	2,571
Adjusted noninterest expenses (non-GAAP)	**$ 346,010**	**$ 342,001**	**$ 330,528**	**$ 281,288**	**$ 268,938**
Efficiency ratio, fully tax-equivalent (non-GAAP)	56.65%	62.50%	62.59%	64.05%	65.61%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

50

Non-GAAP Reconciliations (cont.)

	Full Yr 2020	Full Yr 2019	Full Yr 2018	Full Yr 2017	Full Yr 2016
Reconciliation of Return on Average Tangible Common Equity (non-GAAP)					
Net income (GAAP)	$ 133,487	$ 149,129	$ 116,959	$ 75,226	$ 80,108
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	8,429	9,458	7,391	3,950	3,660
Net income excluding intangible amortization (non-GAAP)	**$ 141,916**	**$ 158,587**	**$ 124,350**	**$ 79,176**	**$ 83,768**
Average common equity (GAAP)	$ 1,656,708	$ 1,473,396	$ 1,177,346	$ 871,683	$ 678,989
Less average goodwill	456,854	415,841	340,352	184,554	125,724
Less average core deposit and customer relationship intangibles, net	44,298	49,377	46,206	30,109	24,553
Average tangible common equity (non-GAAP)	**$ 1,155,556**	**$ 1,008,178**	**$ 790,788**	**$ 657,020**	**$ 528,712**
Annualized return on average common equity (GAAP)	8.06%	10.12%	9.93%	8.63%	11.80%
Annualized return on average tangible common equity (non-GAAP)	12.28%	15.73%	15.72%	12.05%	15.84%
Reconciliation of Adjusted Return on Average Assets (non-GAAP)					
Net income (GAAP)	$ 133,487	$ 149,129	$ 116,959	$ 75,226	$ 80,108
Acquisition, integration and restructuring costs[(1)]	4,251	5,198	5,976	3,884	1,671
Adjusted net income (non-GAAP)	**$ 137,738**	**$ 154,327**	**$ 122,935**	**$ 79,110**	**$ 81,779**
Average assets (GAAP)	$ 14,782,605	$ 12,021,917	$ 10,772,297	$ 9,009,625	$ 8,172,576
Adjusted return on average assets (non-GAAP)	0.93%	1.28%	1.14%	0.88%	1.00%
Reconciliation of Adjusted Return on Average Tangible Common Equity (non-GAAP)					
Adjusted net income (non-GAAP)	$ 137,738	$ 154,327	$ 122,935	$ 79,110	$ 81,779
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	8,429	9,458	7,391	3,950	3,660
Adjusted net income excluding intangible amortization (non-GAAP)	**$ 146,167**	**$ 163,785**	**$ 130,326**	**$ 83,060**	**$ 85,439**
Average tangible common equity (non-GAAP)	$ 1,155,556	$ 1,008,178	$ 790,788	$ 657,020	$ 528,712
Annualized adjusted return on average tangible common equity (non-GAAP)	12.65%	16.25%	16.48%	12.64%	16.16%

[(1)] Computed on a tax-equivalent basis using an effective tax rate of 21% beginning January 1, 2018, and 35% for all prior periods.

TOGETHER, WE ARE HEARTLAND.

51

Non-GAAP Reconciliations (cont.)

	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019
Reconciliation of Tangible Book Value Per Common Share (non-GAAP)					
Common equity (GAAP)	$ 1,968,526	$ 1,700,899	$ 1,636,672	$ 1,553,714	$ 1,578,137
Less goodwill	576,005	446,345	446,345	446,345	446,345
Less core deposit and customer relationship intangibles, net	42,383	40,520	43,011	45,707	48,688
Tangible common equity (non-GAAP)	**$ 1,350,138**	**$ 1,214,034**	**$ 1,147,316**	**$ 1,061,662**	**$ 1,083,104**
Common shares outstanding, net of treasury stock	42,093,862	36,885,390	36,844,744	36,807,217	36,704,278
Common equity (book value) per share (GAAP)	$ 46.77	$ 46.11	$ 44.42	$ 42.21	$ 43.00
Tangible book value per common share (non-GAAP)	$ 32.07	$ 32.91	$ 31.14	$ 28.84	$ 29.51
Reconciliation of Tangible Common Equity Ratio (non-GAAP)					
Total assets (GAAP)	$ 17,908,339	$ 15,612,664	$ 15,026,153	$ 13,294,509	$ 13,209,597
Less goodwill	576,005	446,345	446,345	446,345	446,345
Less core deposit and customer relationship intangibles, net	42,383	40,520	43,011	45,707	48,688
Total tangible assets (non-GAAP)	**$ 17,289,951**	**$ 15,125,799**	**$ 14,536,797**	**$ 12,802,457**	**$ 12,714,564**
Tangible common equity ratio (non-GAAP)	7.81%	8.03%	7.89%	8.29%	8.52%
Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)					
Net Interest Income (GAAP)	$ 132,575	$ 122,497	$ 124,146	$ 112,511	$ 112,745
Plus tax-equivalent adjustment[(1)]	1,529	1,390	1,416	1,131	1,109
Net interest income, fully tax-equivalent (non-GAAP)	**$ 134,104**	**$ 123,887**	**$ 125,562**	**$ 113,642**	**$ 113,854**
Average earning assets	$ 15,042,079	$ 13,868,360	$ 13,103,159	$ 11,891,455	$ 11,580,295
Annualized net interest margin (GAAP)	3.51%	3.51%	3.81%	3.81%	3.86%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.55%	3.55%	3.85%	3.84%	3.90%
Purchase accounting discount amortization on loans included in annualized net interest margin	0.10%	0.10%	0.16%	0.09%	0.17%

[(1)] Computed on a tax-equivalent basis using an effective tax rate of 21%.

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Non-GAAP Reconciliations (cont.)

	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019
Reconciliation of Efficiency Ratio (non-GAAP)					
Net Interest Income (GAAP)	$ 132,575	$ 122,497	$ 124,146	$ 112,511	$ 112,745
Plus tax-equivalent adjustment[(1)]	1,529	1,390	1,416	1,131	1,109
Net interest income, fully tax-equivalent (non-GAAP)	134,104	123,887	125,562	113,642	113,854
Noninterest income	32,621	31,216	30,637	25,817	28,030
Securities gains, net	(2,829)	(1,300)	(2,006)	(1,658)	(491)
Unrealized (gain)/loss on equity securities, net	(36)	(155)	(680)	231	(11)
Gain on extinguishment of debt	-	-	-	-	-
Valuation adjustment on servicing rights	102	120	(9)	1,565	(668)
Adjusted revenue (non-GAAP)	**$ 163,962**	**$ 153,768**	**$ 153,504**	**$ 139,597**	**$ 140,714**
Total noninterest expenses (GAAP)	$ 99,269	$ 90,396	$ 90,439	$ 90,859	$ 92,866
Less:					
Core deposit and customer relationship intangibles amortization	2,501	2,492	2,696	2,981	2,918
Partnership investment in tax credit projects	1,899	927	791	184	3,038
(Gain)/loss on sales/valuation of assets, net	2,621	1,763	701	16	1,512
Acquisition, integration and restructuring costs	2,186	1,146	673	1,376	537
Adjusted noninterest expenses (non-GAAP)	**$ 90,062**	**$ 84,068**	**$ 85,578**	**$ 86,302**	**$ 84,861**
Efficiency ratio, fully tax-equivalent (non-GAAP)	54.93%	54.67%	55.75%	61.82%	60.31%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

TOGETHER, WE ARE HEARTLAND.

53

Non-GAAP Reconciliations (cont.)

	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)					
Net income available to common shareholders (GAAP)	$ 37,795	$ 45,521	$ 30,131	$ 20,040	$ 37,851
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	1,976	1,969	2,130	2,355	2,305
Net income available to common shareholders excluding intangible amortization (non-GAAP)	**$ 39,771**	**$ 47,490**	**$ 32,261**	**$ 22,395**	**$ 40,156**
Average common equity (GAAP)	$ 1,769,575	$ 1,661,381	$ 1,574,902	$ 1,619,682	$ 1,570,258
Less average goodwill	488,151	446,345	446,345	446,345	433,374
Less average core deposit and customer relationship intangibles, net	42,733	42,145	44,723	47,632	49,389
Average tangible common equity (non-GAAP)	**$ 1,238,691**	**$ 1,172,891**	**$ 1,083,834**	**$ 1,125,705**	**$ 1,087,495**
Annualized return on average common equity (GAAP)	8.50%	10.90%	7.69%	4.98%	9.56%
Annualized return on average tangible common equity (non-GAAP)	12.77%	16.11%	11.97%	8.00%	14.65%
Reconciliation of Adjusted Return on Average Assets (non-GAAP)					
Net income available to common shareholders (GAAP)	$ 37,795	$ 45,521	$ 30,131	$ 20,040	$ 37,851
Acquisition, integration and restructuring costs[(1)]	1,727	905	532	1,087	424
Adjusted net income available to common shareholders (non-GAAP)	**$ 39,522**	**$ 46,426**	**$ 30,663**	**$ 21,127**	**$ 38,275**
Average assets (GAAP)	$ 16,401,152	$ 15,167,225	$ 14,391,856	$ 13,148,173	$ 12,798,770
Adjusted return on average assets (non-GAAP)	0.96%	1.22%	0.86%	0.65%	1.19%
Reconciliation of Annualized Adjusted Return on Average Tangible Common Equity (non-GAAP)					
Adjusted net income available to common shareholders (non-GAAP)	$ 39,522	$ 46,426	$ 30,663	$ 21,127	$ 38,275
Plus core deposit and customer relationship intangibles amortization, net of tax[(1)]	1,976	1,969	2,130	2,355	2,305
Adjusted net income available to common shareholdersexcluding intangible amortization (non-GAAP)	**$ 41,498**	**$ 48,395**	**$ 32,793**	**$ 23,482**	**$ 40,580**
Average tangible common equity (non-GAAP)	$ 1,238,691	$ 1,172,891	$ 1,083,834	$ 1,125,705	$ 1,087,495
Annualized adjusted return on average tangible common equity (non-GAAP)	13.33%	16.41%	12.17%	8.39%	14.80%

[(1)] Computed on a tax-equivalent basis using an effective tax rate of 21%.

TOGETHER, WE ARE HEARTLAND.

54